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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


Karrington Health, Inc. ("KHI")

- DevelopMed Associates, Inc. ("DMA") (an Ohio corporation owned 100% by KHI)

- JMAC Properties, Inc. ("JMAC") (an Ohio corporation owned 100% by KHI)

- Karrington Operating Company, Inc. ("KOC") (an Ohio corporation owned 100% by
     KHI) (dba Karrington Communities)

          - Karrington Acquisition, Inc. (An Ohio corporation owned 100% by
               KOC)
          - Karrington Acquisition II, Inc. (An Ohio corporation owned 100% by
               KOC)
          - Karrington of Park Ridge LLC (an Ohio LLC owned 80% by KOC)
          - Karrington of Millcreek LLC (an Ohio LLC owned 80% by KOC)
          - Kensington Cottages Corporation of America ("KCCA") (a Minnesota corporation owned 100% by KOC)
                     - Kensington Cottages Corporation of Minnesota (a Minnesota
                          corporation owned 100% by KCCA)
                     - Kensington Management Group, Inc. (a Minnesota
                          corporation owned 100% by KCCA)